UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The common stock of Kraton Performance Polymers, Inc. (“Kraton”) is listed for trading on the New York Stock Exchange (“NYSE”). Section 303A.07(a) of the NYSE Listed Company Manual provides that if an audit committee member simultaneously serves on the audit committees of more than three public companies, the board of directors of the listed company must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee and must disclose such determination either on the listed company’s website or in its proxy statement for its annual meeting of stockholders. Mr. Francis S. Kalman, a director of Kraton who serves on the Kraton audit committee, is a director and serves on the audit committees of CHC Group Ltd., Ensco plc, and Weatherford International, Inc. The Kraton board of directors affirmatively determined that such simultaneous service on the audit committees of more than three public companies would not impair the ability of Mr. Kalman to continue to serve on the Kraton audit committee. Please see “Director Biographies,” which is located in the Board of Directors subsection in the Our Company section on Kraton’s website, www.kraton.com for a brief biography of Mr. Kalman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: July 1, 2014	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer